Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ALGONQUIN CORP.

(a Delaware corporation)

WITH AND INTO

FIRST ADVANTAGE CORPORATION

(a Delaware corporation)

Filed Pursuant to Section 253 of the Delaware General Corporation Law

Algonquin Corp., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of the Corporation with and into First Advantage Corporation, a Delaware corporation (“First Advantage”), with First Advantage remaining as the surviving corporation:

FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). First Advantage is incorporated pursuant to the DGCL.

SECOND: The Corporation is the owner of greater than ninety percent (90%) of the issued and outstanding shares of Class A common stock of First Advantage (“First Advantage Stock”), and the First Advantage Stock is the only issued and outstanding class of stock of First Advantage.

THIRD: The Board of Directors of the Corporation, by the following resolutions duly adopted on the 17th day of November, 2009, determined to merge the Corporation with and into First Advantage, pursuant to Section 253 of the DGCL, with First Advantage continuing as the surviving corporation.

Approval of Merger with First Advantage Corporation

WHEREAS, all of the shares of the Corporation are owned, directly or indirectly, by The First American Corporation (“First American”);

WHEREAS, the Corporation is the owner of greater than ninety percent of the issued and outstanding shares of Class A common stock (“First Advantage Stock”), of First Advantage Corporation, a Delaware corporation (“First Advantage”), and the First Advantage Stock is the only issued and outstanding class of stock of First Advantage;

WHEREAS, the Board of Directors of the Corporation (the “Board”) deems it advisable and in the best interests of the Corporation and its stockholders that the Corporation be merged with and into First Advantage, pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”), with First

Advantage continuing as the surviving corporation (the “Surviving Corporation”); and

WHEREAS, the board of directors of First American has approved the Merger and the issuance of common shares of First American in the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is authorized and approved;

RESOLVED FURTHER, that the Merger shall effective be at 7:00 a.m., Eastern time, on November 18, 2009 (the “Effective Time”);

RESOLVED FURTHER, the Surviving Corporation, without further action, shall possess all rights, privileges, powers and franchises of First Advantage and the Corporation and shall assume all liabilities and obligations of First Advantage and the Corporation;

RESOLVED FURTHER, that at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then-outstanding share of First Advantage Stock held by the Corporation immediately prior to the Effective Time shall be canceled, and no consideration shall be issued in respect thereof;

RESOLVED FURTHER, that at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then-outstanding share of First Advantage Stock not held by the Corporation immediately prior to the Effective Time shall be converted into the right to receive, upon surrender of such share of First Advantage Stock, 0.58 of a common share of First American (each a “First American Share”), and cash instead of any fractional First American Share that the holder of such First Advantage Stock would otherwise be entitled to receive, after combining all fractional shares to which such holder would be entitled, equal to the product obtained by multiplying (1) the fraction of a First American Share to which such holder would otherwise be entitled to receive by (2) $33.19, the closing price of a First American Share as reported on the New York Stock Exchange on November 9, 2009;

RESOLVED FURTHER, that at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then-outstanding share of common stock of the Corporation (the “Corporation Stock”) shall be converted into and shall automatically become one share of common stock of the Surviving Corporation, held by the person that was the holder of such Corporation Stock immediately prior to the Merger;

RESOLVED FURTHER, that at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in the form attached hereto as Exhibit A;

RESOLVED FURTHER, that at the Effective Time, the bylaws of the Corporation as in effect immediately prior to the Merger shall become the bylaws of the Surviving Corporation;

RESOLVED FURTHER, that the directors of the Corporation at the Effective Time shall be the initial directors of the Surviving Corporation, until their successors are duly elected or appointed;

RESOLVED FURTHER, that the officers of First Advantage at the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed;

RESOLVED FURTHER, that subject to the Stockholder Approval (as defined below) the officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Corporation, to make, execute, acknowledge and file, pursuant to Section 253 of the Delaware General Corporation Law, a certificate of ownership and merger setting forth a copy of these resolutions and the date of their adoption (the “Certificate of Ownership”);

RESOLVED FURTHER, that the Board recommends that the stockholders of the Corporation authorize and approve the Merger, and authorize, approve and adopt the Certificate of Ownership; each in accordance with Section 253 of the Delaware General Corporation Law (the “Stockholder Approval”);

RESOLVED FURTHER, that the officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Corporation, to present the Merger and the Certificate of Ownership to the stockholders of the Corporation for approval;

RESOLVED FURTHER, that, at any time prior to the time that the Certificate of Ownership filed with the Secretary of State of the State of Delaware becomes effective, the resolution of merger set forth herein may be terminated by the Board notwithstanding approval of the Merger and the Certificate of Ownership by the stockholders of the Corporation; and

RESOLVED FURTHER, that the officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take all such other actions and execute, deliver, certify, acknowledge and file all such other documents and instruments as such officers determine are necessary or desirable, subject to the Stockholder Approval, in order to effectuate the Merger, the taking of such other actions or execution, delivery, certification, acknowledgement or filing of such other documents or instruments to be conclusive evidence of the approval thereof.

FOURTH: First Advantage shall be the surviving corporation of the Merger.

FIFTH: The certificate of incorporation of First Advantage is amended and restated as set forth in Exhibit A attached hereto.

SIXTH: The Merger has been approved by the holders of all of the issued and outstanding stock the Corporation pursuant to and in accordance with Sections 228 and 253 of the DGCL.

SEVENTH: This Certificate of Ownership and Merger is not to become effective until 7:00 a.m., Eastern time, on the 18th day of November, 2009.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on this 17th day of November, 2009.

ALGONQUIN CORP.,
a Delaware corporation

By:	/s/ Kenneth D. DeGiorgio
Name:	Kenneth D. DeGiorgio
Title:	Chief Executive Officer and Chief Financial
Officer

SIGNATURE PAGE OF

CERTIFICATE OF OWNERSHIP AND MERGER